Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-221458) of Tremont Mortgage Trust pertaining to the 2017 Equity Compensation Plan, of our report dated February 22, 2018, with respect to the consolidated financial statements of Tremont Mortgage Trust included in the Annual Report (Form 10-K) of Tremont Mortgage Trust for the year ended December 31, 2017.

/s/ Ernst & Young LLP
Boston, Massachusetts
February 22, 2018